SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                                 CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 31, 2003


                               FirstBank NW Corp.
                              --------------------
            (Exact name of registrant as specified in its charter)



        Washington                   0-22435                   84-1389562
---------------------------       -------------              --------------
State or other jurisdiction        Commission               (I.R.S. Employer
     of incorporation              File Number             Identification No.)




1300 16th Avenue, Clarkston, Washington                           99403
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(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number (including area code) (509) 295-5100


                                  Not Applicable
                                  --------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     Effective October 31, 2003, FirstBank NW Corp. ("FirstBank") and its wholly-owned subsidiary, FirstBank Northwest ("Savings Bank") consummated the previously announced acquisition of Oregon Trail Financial Corp. ("Oregon Trail") and its wholly-owned subsidiary, Pioneer Bank, A Federal Savings Bank pursuant to the Merger Agreement, dated as of February 24, 2003, by and between FirstBank and Oregon Trail. The merger was completed through the merger of Oregon Trail with and into FirstBank with FirstBank being the surviving corporation in the merger. Pursuant to the terms of the Merger Agreement, Oregon Trail shareholders who elected to receive FirstBank stock received 1,480,064 shares of FirstBank common stock and Oregon Trail shareholders who elected to receive cash received $22.00 in cash for each share of Oregon Trail common stock. Oregon Trail shareholders who elected to receive shares of FirstBank common stock also received a cash payment for their shares, at a rate of $22.00 per share, because there were not enough available shares of FirstBank common stock to be exchanged for their Oregon Trail shares. FirstBank issued a total of approximately 1,480,064 shares and paid a total of approximately $36.5 million in cash to the former Oregon Trail shareholders. FirstBank issued the stock consideration out of its authorized but unissued shares and received dividends from FirstBank Northwest, and obtained a third-party bridge loan to pay the cash consideration.

     Additional information concerning the acquisition is contained in the press release issued by the Corporation on November 3, 2003, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibits
     --------

    (a) The required financial statements will be filed by amendment to this report no later than January 14, 2004.

    (b) The required pro forma financial information will be filed by amendment to this report no later than January 14, 2004.

    (c)  Exhibits: The following exhibits are filed as part of this report:

    Exhibit No.    Description

        2 Merger Agreement dated February 24, 2003 by and among FirstBank NW Corp. And Oregon Trail Financial Corp. (Incorporated by reference to FirstBank NW Corp.'s Current Report on Form 8-K filed on February 25, 2003.)

       99          Press Release dated November 3, 2003.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    FIRSTBANK NW CORP.



Date: November 17, 2003             By: /s/ Clyde E. Conklin
                                        ------------------------------
                                        Clyde E. Conklin
                                        President and Chief Executive Officer

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                               Exhibit 99

                  Press Release Dated November 3, 2003

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FIRSTBANK NW CORP. COMPLETES ACQUISITION OF OREGON TRAIL
FINANCIAL CORP.

     CLARKSTON, Washington, November 3 -- FirstBank NW Corp. ("FirstBank") (Nasdaq: FBNW), the holding company for FirstBank Northwest (the "Bank"), announced today the successful completion of its acquisition of Oregon Trail Financial Corp. ("Oregon Trail") (Nasdaq: OTFC) and the merger of Oregon Trail's wholly-owned subsidiary, Pioneer Bank, A Federal Savings Bank ("Pioneer") with and into the Bank, all effective as of October 31, 2003.

     Clyde E. Conklin, President and Chief Executive Officer of FirstBank stated, "We are very pleased to welcome the former customers, stockholders and employees of Oregon Trail and Pioneer to our company. All of the Pioneer branches will be converted to FirstBank branches as rapidly as possible. We are confident that this transaction will enhance shareholder value and will provide long term benefits for our customers and the communities we serve."

     Berniel L. Maughan, President and Chief Executive Officer of Oregon Trail, stated that he was "very pleased that the merger had been finalized." He added, "the customers of Pioneer are fortunate to be able to continue to be served with a vision rooted in the same values as Pioneer. FirstBank's very strong commitment to customer service and their demonstrated effectiveness in serving rural communities reflects Pioneer's own market emphasis, tradition and goals."

     Under the terms of the Merger Agreement between FirstBank and Oregon Trail dated February 24, 2003, the merger consideration consists of approximately 1,480,064 shares of FirstBank common stock and approximately $36.5 million based upon the 3,108,657 shares of Oregon Trail common stock outstanding as of the completion of the merger.

     Pursuant to the Merger Agreement, Oregon Trail shareholders were given the opportunity to elect to receive either cash or stock of FirstBank in exchange for the Oregon Trail shares they owned. The results of the election process indicated that more Oregon Trail shareholders elected to receive stock of FirstBank than was available. Therefore, pursuant to the allocation procedures set forth in the Merger Agreement, Oregon Trail shareholders who elected to receive stock of FirstBank will also receive cash as consideration for the Oregon Trail shares they own. Specifically, each Oregon Trail shareholder who submitted a valid election for stock consideration will receive 48.27990% stock (multiplied by the exchange ratio of 1.021 less any fractional share interest of FirstBank common stock paid at a rate of $28.16 per share) and 51.72010% cash paid at a rate of $22.00 per share for each share of Oregon Trail common stock they own. The remaining shares of Oregon Trail common stock for which valid elections were not submitted will be treated as cash elections. Oregon Trail shareholders who did not make a valid election will soon receive instructions on the cash exchange for their Oregon Trail shares.

     As a result of the acquisition, FirstBank will have assets in excess of $660 million, deposits of approximately $465 million and will operate 17 banking offices located in Washington, Idaho and Oregon. Founded in 1920, the Bank is based in Clarkston, Washington, and is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

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Forward-Looking Information

     Statements contained in this news release which are not historical facts are forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by FirstBank with the Securities and Exchange Commission.

For More Information:

Contact:

Clyde E. Conklin, FirstBank NW Corp.
President and Chief Executive Officer
at (509) 295-5100

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